Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-84072, 333-120960, 333-151566, and 333-151568 on Forms S-8 of our report dated March 30, 2009, relating to the financial statements of Stage Stores, Inc., and the effectiveness of Stage Stores, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K of Stage Stores, Inc. and subsidiary for the year ended January 31, 2009.

/s/ Deloitte & Touche LLP

Houston, Texas
March 30, 2009